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                                                              EXHIBIT 23.13


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and the related Joint Proxy Statement/Prospectus of Keystone Financial, Inc. for the registration of 15,903,416 shares of its common stock and to the incorporation by reference therein of our report dated February 28, 1997, with respect to the consolidated financial statements of Financial Trust Corp and subsidiaries for the year ended December 31, 1996, included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                       /s/ Beard & Company, Inc.

                                       BEARD & COMPANY, INC.

Reading, Pennsylvania
March 4, 1997